Exhibit 99

XPLR Infrastructure, LP
Media.relations@XPLRInfrastructure.com
Feb. 10, 2026

FOR IMMEDIATE RELEASE

XPLR Infrastructure, LP reports fourth-quarter and full-year 2025 financial results

•Delivered solid full-year 2025 operational and financial results
•Completed two-year financing plan ahead of schedule, including corporate and project financing
•Expands its current repowering plan to approximately 2.1 gigawatts through 2030
•Announces agreement with NextEra Energy Resources, LLC to sell interconnection assets and rights and will have the ability to use the proceeds to co-invest in approximately 400 megawatts of battery storage projects for zero net corporate capital
•Reaffirms 2026 financial expectations and continued focus on capital structure simplification

JUNO BEACH, Fla. – XPLR Infrastructure, LP (NYSE: XIFR) today reported fourth-quarter 2025 net income attributable to XPLR Infrastructure of $29 million. XPLR Infrastructure also reported fourth-quarter 2025 adjusted EBITDA of $396 million, and free cash flow before growth (FCFBG) for the fourth quarter of 2025 was $111 million.

For the full year 2025, XPLR Infrastructure reported net loss attributable to XPLR Infrastructure of $28 million. XPLR Infrastructure also reported full-year 2025 adjusted EBITDA of $1.878 billion, and FCFBG for the full year 2025 was $746 million.

"As XPLR Infrastructure transitioned to a capital allocation business model in 2025, our strategy prioritized enhancing our financial and strategic flexibility," said Alan Liu, chief executive officer. "During the year, we delivered solid operational and financial results, completed selected asset sales, addressed near-term corporate maturities and completed the financing plan we laid out for 2025 and 2026. We advanced our capital structure simplification strategy and made strong progress on our repowering program, with projects executed on time and on budget. Looking ahead, we remain focused on maintaining balance sheet strength and disciplined capital allocation as we continue to execute on capital structure simplification and selected investments enabled by our existing portfolio to drive long-term value for unitholders."

Repowering plan update
Through 2025, XPLR Infrastructure has completed approximately 1.3 gigawatts (GW) of its previously announced 1.6 GW repowering plan. XPLR Infrastructure is increasing its repowering plan to approximately 2.1 GW of planned repowerings through 2030. The incremental repowerings are expected to deliver strong equity returns and enhance the value of XPLR Infrastructure's portfolio.

Battery storage agreement with NextEra Energy Resources
Today, XPLR Infrastructure is announcing an interconnection sale and battery storage co-investment agreement with NextEra Energy Resources, LLC. Through this agreement, XPLR Infrastructure will have the ability to co-invest alongside NextEra Energy Resources in four new battery storage projects co-located on existing XPLR Infrastructure sites: Carousel Wind, LLC; Mammoth Plains Wind, LLC; Roswell Solar, LLC; and Chaves County Solar, LLC / Chaves Solar II. These four co-located battery storage projects, which total approximately 400 megawatts (MW) of capacity, have long-dated capacity agreements with investment-grade off-takers and are expected to reach commercial operations by the end of 2027.

XPLR Infrastructure has the right to invest up to a 49% ownership stake in each of the four projects. XPLR Infrastructure has agreed to sell certain interconnection assets and rights to the four co-located battery storage projects for $31 million. XPLR Infrastructure will also sell additional interconnection assets and rights to a subsidiary of NextEra Energy Resources to enable a 150-MW project co-located with XPLR Infrastructure's Palo Duro Wind, LLC site for $14 million. If XPLR Infrastructure exercises its co-investment rights in the four co-located battery storage projects, proceeds from these sales will partially fund XPLR Infrastructure’s net equity contributions, which are expected to be $80 million after receipt of asset-level financing proceeds. To fund the balance of expected net equity contributions, XPLR Infrastructure intends to sell to a subsidiary of NextEra Energy Resources interconnection assets and rights to enable up to 500 MW of future battery storage projects on different XPLR Infrastructure sites for cash without a co-investment option in those future projects. As a result of the transactions contemplated in the agreement with NextEra Energy Resources, the net corporate capital required from XPLR Infrastructure to add up to approximately 200 net MW of long-term contracted battery storage capacity is expected to be zero. XPLR Infrastructure expects to generate strong equity returns on this attractive investment opportunity. As part of the agreement, NextEra Energy Resources will provide development, engineering and construction services, as well as equipment, to the projects and fund the balance of total project costs not invested by XPLR Infrastructure. This co-investment structure, which is subject to customary conditions, is expected to allow XPLR Infrastructure to accelerate the timeline for bringing high-quality battery storage projects online and reduce overall execution risk while generating new cash flows for XPLR Infrastructure.

Financial expectations
For calendar year 2026, XPLR Infrastructure continues to expect adjusted EBITDA of $1.75 billion to $1.95 billion and FCFBG of $600 million to $700 million.

Conference call information
As previously announced, XPLR Infrastructure's fourth-quarter and full-year 2025 financial results conference call is scheduled for 9 a.m. ET today. The listen-only webcast will be available on XPLR Infrastructure’s website by accessing the following link: www.XPLRInfrastructure.com. The financial results news release and the slides accompanying the presentation may be downloaded at www.XPLRInfrastructure.com, beginning at 7:30 a.m. ET today. A replay will be available for 90 days by accessing the same link as listed above.

XPLR Infrastructure, LP
XPLR Infrastructure, LP (NYSE: XIFR) is a limited partnership that has an ownership interest in a clean energy infrastructure portfolio with long-term, stable cash flows. XPLR Infrastructure is focused on delivering long-term value to its common unitholders through disciplined capital allocation of the cash flows generated by its assets and is positioning itself to benefit from the expected growth in the U.S. power sector. Headquartered in Juno Beach, Florida, XPLR Infrastructure's portfolio of contracted clean energy assets is diversified across generation technologies, including wind, solar and battery storage projects in the U.S. For more information, please visit: www.XPLRInfrastructure.com.

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XPLR Infrastructure's management uses adjusted EBITDA and FCFBG, which are non-GAAP financial measures, internally for financial planning, analysis of performance and reporting of results to the board of directors. XPLR Infrastructure also uses these measures when communicating its financial results and earnings outlook to analysts and investors. XPLR Infrastructure's management believes that adjusted EBITDA and FCFBG provide a more meaningful representation of XPLR Infrastructure's cash available for capital allocation. The attachments to this news release include a reconciliation of historical adjusted EBITDA and FCFBG to net income (loss), which is the most directly comparable GAAP measure.

XPLR Infrastructure does not provide a quantitative reconciliation of forward-looking adjusted EBITDA to GAAP net income, the most directly comparable GAAP financial measure, because certain information needed to reconcile this measure is not available without unreasonable efforts due to the inherent difficulty in forecasting and quantifying this measure. These items include, but are not limited to, unrealized gains and losses related to derivative transactions, which could significantly impact GAAP net income. Adjusted EBITDA and FCFBG expectations and other forward-looking statements assume, among other things, normal weather and operating conditions; positive macroeconomic conditions in the U.S.; public policy support for wind, solar and storage development and construction; market demand and transmission expansion support for wind, solar and storage development; access to capital at reasonable cost and terms; no changes to governmental policies or incentives; completion of certain repowerings; the sale or transfer of the assets underlying XPLR Renewables III (CEPF 3) and the transactions contemplated through the sale and co-investment agreement with NextEra Energy Resources, LLC. Please see the accompanying cautionary statements for a list of the risk factors that may affect future results. Adjusted EBITDA and FCFBG do not represent substitutes for net income, as prepared in accordance with GAAP.

This news release should be read in conjunction with the attached unaudited financial information.

Cautionary Statements and Risk Factors That May Affect Future Results

This news release contains “forward-looking statements” within the meaning of the federal securities laws. Forward-looking statements are not statements of historical facts, but instead represent the current expectations of XPLR Infrastructure, LP (together with its subsidiaries, XPLR) regarding future operating results and other future events, many of which, by their nature, are inherently uncertain and outside of XPLR’s control. Forward-looking statements in this news release include, among others, statements concerning adjusted EBITDA, free cash flow before growth (FCFBG), as well as statements concerning XPLR's future operating performance and financing needs, planned repowering of wind facilities, planned sales of certain interconnection assets and rights and planned co-investment in certain battery storage projects. In some cases, you can identify the forward-looking statements by words or phrases such as “will,” “may result,” “expect,” “anticipate,” “believe,” “intend,” “plan,” “seek,” “aim,” “potential,” “projection,” “forecast,” “predict,” “goals,” “target,” “outlook,” “should,” “would” or similar words or expressions. You should not place undue reliance on these forward-looking statements, which are not a guarantee of future performance. The future results of XPLR and its business and financial condition are subject to risks and uncertainties that could cause XPLR’s actual results to differ materially from those expressed or implied in the forward-looking statements. These risks and uncertainties could require XPLR to limit or eliminate certain operations. These risks and uncertainties include, but are not limited to, the following: XPLR's business and results of operations are affected by the performance of its renewable energy projects which could be impacted by wind and solar conditions and in certain circumstances by market prices for power; operation and maintenance of renewable energy projects, battery storage projects and other facilities involve significant risks that could result in unplanned power outages, reduced output or capacity, property damage, environmental pollution, personal injury or loss of life; XPLR's business, financial condition, results of operations and prospects can be materially adversely affected by weather conditions and related impacts, including, but not limited to, the impact of severe weather; XPLR depends on certain of the renewable energy projects in its portfolio for a substantial portion of its anticipated cash flows; developing and investing in power and related infrastructure, including repowering of XPLR's existing renewable energy projects, requires up-front capital and other expenditures and could expose XPLR to project development risks, as well as financing expense; threats of terrorism and catastrophic events that could result from geopolitical factors, terrorism, cyberattacks, or individuals and/or groups attempting to disrupt XPLR’s business, or the businesses of third parties, may materially adversely affect XPLR’s business, financial condition, results of operations, liquidity and ability to execute its business plan; the ability of XPLR to obtain insurance and the terms of any available insurance coverage could be materially adversely affected by international, national, state or local events and company-specific events at XPLR or NextEra Energy, Inc. (NEE), as well as the financial condition of insurers. XPLR's insurance coverage does not provide protection against all significant losses; XPLR relies on interconnection and transmission of third parties to deliver energy from certain of its projects. If these facilities become unavailable, XPLR's projects may not be able to operate or deliver energy; XPLR's business is subject to liabilities and operating restrictions arising from environmental, health and safety laws and regulations and other standards, compliance with which may require significant capital expenditures, increase XPLR’s cost of operations and affect or limit its business plans; XPLR's business, financial condition, results of operations, liquidity and ability to execute its business plan could be materially adversely affected by new or revised laws, regulations or executive orders, as well as by regulatory action or inaction; XPLR does not own all of the land on which the projects in its portfolio are located and its use and enjoyment of the property may be adversely affected to the extent that there are any lienholders or land rights holders that have rights that are superior to XPLR's rights or the United States of America (U.S.) Bureau of Land Management suspends its federal rights-of-way grants; XPLR is subject to risks associated with litigation or administrative proceedings, as well as negative publicity; XPLR is subject to risks associated with its ownership interests in projects that undergo development or construction, including for repowering, and other capital improvements to its clean energy or other projects, which could result in its inability to complete development and construction at those projects on time or at all, and make those projects too expensive to complete or cause the return on an investment to be less than expected; XPLR relies on a limited number of customers and vendors and is exposed to credit and performance risk in that they may be unwilling or unable to fulfill their contractual obligations to XPLR or that they otherwise terminate their agreements with XPLR; XPLR may not be able to extend, renew or replace expiring or terminated power purchase agreements (PPAs), lease agreement or other customer contracts at favorable rates or on a long-term basis and XPLR may not have the ability to amend existing PPAs for renewable energy repowering projects; if the energy production by or availability of XPLR's clean energy projects is less than expected, they may not be able to satisfy minimum production or availability obligations under their PPAs; XPLR's ability to develop and/or acquire assets involves risks; government laws, regulations and policies providing incentives and subsidies for clean energy could be changed, reduced or eliminated at any time and such changes may negatively impact XPLR and its ability to repower, acquire, develop or invest in clean energy and related projects; XPLR's ability to develop projects, including repowering renewable energy projects, faces risks related to project siting, financing, construction, permitting, the environment, governmental approvals and the negotiation of project development agreements; acquisitions of existing clean energy projects involve numerous risks; XPLR may develop or acquire assets that use other renewable energy technologies and may develop or acquire other types of assets. Any such development or acquisition may present unforeseen challenges and result in a competitive disadvantage relative to XPLR's more-established competitors; certain agreements which XPLR or its subsidiaries are parties to have provisions which may limit or preclude XPLR from engaging in specified change of control and similar transactions; XPLR faces substantial competition primarily from regulated utility holding companies, developers, independent power producers, pension funds and private equity funds for opportunities in the U.S.; regulatory decisions that are important to XPLR may be materially adversely affected by political, regulatory, operational and economic factors; XPLR may not be able to access sources of capital on commercially reasonable terms; restrictions in XPLR and its subsidiaries' financing agreements could adversely affect XPLR's business, financial condition, results of operations, liquidity and ability to execute its business plan;

XPLR may be unable to maintain its current credit ratings; XPLR’s liquidity may be impaired if its credit providers are unable to fund their credit commitments to XPLR or to maintain their current credit ratings; as a result of restrictions on XPLR's subsidiaries’ cash distributions to XPLR and XPLR Infrastructure Operating Partners, LP (XPLR OpCo) under the terms of their indebtedness or other financing agreements, cash distributions received by XPLR and XPLR OpCo from their subsidiaries could be reduced or not received at all; XPLR's and its subsidiaries’ substantial amount of indebtedness, which may increase, may adversely affect XPLR's ability to operate its business, and its failure to comply with the terms of its subsidiaries' indebtedness or refinance, extend or repay the indebtedness could have a material adverse effect on XPLR's financial condition; XPLR is exposed to risks inherent in its use of interest rate swaps; widespread public health crises and epidemics or pandemics may have material adverse impacts on XPLR’s business, financial condition, results of operations, liquidity and ability to execute its business plan; NEE has influence over XPLR; under the Cash Sweep and Credit Support Agreement, XPLR receives credit support from NEE and its affiliates. XPLR's subsidiaries may default under contracts or become subject to cash sweeps if credit support is terminated, if NEE or its affiliates fail to honor their obligations under credit support arrangements, or if NEE or another credit support provider ceases to satisfy creditworthiness requirements, and XPLR will be required in certain circumstances to reimburse NEE for draws that are made on credit support; NextEra Energy Resources, LLC (NEER) and certain of its affiliates are permitted to borrow funds received by XPLR OpCo or its subsidiaries and is obligated to return these funds only as needed to cover project costs and distributions or as demanded by XPLR OpCo. XPLR's financial condition and ability to execute its business plan is highly dependent on NEER’s performance of its obligations to return all or a portion of these funds; NEER's right of first refusal may adversely affect XPLR's ability to consummate future sales or to obtain favorable sale terms; XPLR Infrastructure Partners GP, Inc. (XPLR GP) and its affiliates may have conflicts of interest with XPLR and have limited duties to XPLR and its unitholders; XPLR GP and its affiliates and the directors and officers of XPLR are not restricted in their ability to compete with XPLR, whose business is subject to certain restrictions; XPLR may only terminate the Management Services Agreement among XPLR, NextEra Energy Management Partners, LP (NEE Management), XPLR OpCo and XPLR Infrastructure Operating Partners GP, LLC under certain limited circumstances; if certain agreements with NEE Management or NEER are terminated, XPLR may be unable to contract with a substitute service provider on similar terms; XPLR's arrangements with NEE limit NEE’s potential liability, and XPLR has agreed to indemnify NEE against claims that it may face in connection with such arrangements, which may lead NEE to assume greater risks when making decisions relating to XPLR than it otherwise would if acting solely for its own account; disruptions, uncertainty or volatility in the credit and capital markets, and in XPLR's operations, business and financing strategies, may exert downward pressure on the market price of XPLR’s common units; XPLR may not make any distributions in the future to its unitholders as a result of the execution of its business plan; XPLR's ability to execute its business plan depends on the ability of XPLR OpCo's subsidiaries to make cash distributions to XPLR OpCo; holders of XPLR’s units may be subject to voting restrictions; XPLR’s partnership agreement replaces the fiduciary duties that XPLR GP and XPLR’s directors and officers might have to holders of its common units with contractual standards governing their duties and the New York Stock Exchange does not require a publicly traded limited partnership like XPLR to comply with certain of its corporate governance requirements; XPLR’s partnership agreement restricts the remedies available to holders of XPLR's common units for actions taken by XPLR’s directors or XPLR GP that might otherwise constitute breaches of fiduciary duties; certain of XPLR’s actions require the consent of XPLR GP; holders of XPLR's common units currently cannot remove XPLR GP without NEE’s consent and provisions in XPLR's partnership agreement may discourage or delay an acquisition of XPLR that XPLR unitholders may consider favorable; NEE’s interest in XPLR GP and the control of XPLR GP may be transferred to a third party without unitholder consent; reimbursements and fees owed to XPLR GP and its affiliates for services provided to XPLR or on XPLR's behalf will reduce cash distributions from XPLR OpCo and there are no limits on the amount that XPLR OpCo may be required to pay; the liability of holders of XPLR's units, which represent limited partnership interests in XPLR, may not be limited if a court finds that unitholder action constitutes control of XPLR's business; unitholders may have liability to repay distributions that were wrongfully distributed to them; the issuance of common units, or other limited partnership interests, or securities convertible into, or settleable with, common units, and any subsequent conversion or settlement, will dilute common unitholders’ ownership in XPLR, will impact the relative voting strength of outstanding XPLR common units and issuance of such securities, or the possibility of issuance of such securities, as well as the resale, or possible resale following conversion or settlement, may result in a decline in the market price for XPLR's common units; XPLR's future tax liability may be greater than expected if XPLR does not generate net operating losses (NOLs) sufficient to offset taxable income, if the tax law changes, or if tax authorities challenge certain of XPLR's tax positions; XPLR's ability to use NOLs to offset future income may be limited; XPLR will not have complete control over XPLR's tax decisions; and distributions to unitholders may be taxable as dividends. XPLR discusses these and other risks and uncertainties in its annual report on Form 10-K for the year ended December 31, 2024 and other Securities and Exchange Commission (SEC) filings, and this news release should be read in conjunction with such SEC filings made through the date of this news release. The forward-looking statements made in this news release are made only as of the date of this news release and XPLR undertakes no obligation to update any forward-looking statements.

XPLR INFRASTRUCTURE, LP
CONDENSED CONSOLIDATED STATEMENTS OF INCOME (LOSS)
(millions, except per unit amounts)
(unaudited)
PRELIMINARY

	Three Months Ended December 31,		Years Ended December 31,
	2025	2024	2025	2024
OPERATING REVENUES	$249	$294	$1,188	$1,230
OPERATING EXPENSES
Operations and maintenance	136	115	498	504
Depreciation and amortization	145	139	564	550
Goodwill impairment charge	—	575	253	575
Taxes other than income taxes and other	17	18	68	73
Total operating expenses – net	298	847	1,383	1,702
GAINS ON DISPOSAL OF BUSINESSES/ASSETS – NET	—	—	9	13
OPERATING LOSS	(49)	(553)	(186)	(459)
OTHER INCOME (DEDUCTIONS)
Interest expense	(93)	45	(437)	(145)
Equity in earnings of equity method investees	13	13	127	85
Equity in earnings (losses) of non-economic ownership interests	—	2	(3)	18
Other – net	6	3	22	47
Total other income (deductions) – net	(74)	63	(291)	5
LOSS BEFORE INCOME TAXES	(123)	(490)	(477)	(454)
INCOME TAX BENEFIT	(42)	(82)	(78)	(42)
LOSS FROM CONTINUING OPERATIONS	(81)	(408)	(399)	(412)
INCOME (LOSS) FROM DISCONTINUED OPERATIONS	—	(12)	(37)	1
NET LOSS	(81)	(420)	(436)	(411)
NET LOSS ATTRIBUTABLE TO NONCONTROLLING INTERESTS	110	305	408	388
NET INCOME (LOSS) ATTRIBUTABLE TO XPLR	$29	$(115)	$(28)	$(23)

Earnings (loss) per common unit attributable to XPLR – basic and assuming dilution(a)
From continuing operations	$0.30	$(1.14)	$(0.07)	$(0.13)
From discontinued operations	—	(0.08)	(0.23)	(0.12)
Earnings (loss) per common unit attributable to XPLR – basic and assuming dilution	$0.30	$(1.22)	$(0.30)	$(0.25)
Weighted-average number of common units outstanding – basic	94.0	93.5	93.9	93.5
Weighted-average number of common units outstanding – assuming dilution	94.0	93.5	93.9	93.5
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(a)    Adjusted for impact of dilutive securities
XPLR INFRASTRUCTURE, LP
Reconciliation of Net Loss to Adjusted EBITDA and Free Cash Flow Before Growth (FCFBG)
(millions)

	Three Months Ended December 31,		Years Ended December 31,
	2025	2024	2025	2024
Net loss	$(81)	$(420)	$(436)	$(411)
Add back:
Depreciation and amortization	145	139	564	550
Interest expense	93	(45)	437	145
Income tax benefit	(42)	(82)	(78)	(42)
Goodwill impairment charge	—	575	253	575
Tax credits - gross	261	254	987	1,019
Amortization of intangible assets/liabilities – PPAs – net	21	21	83	83
Noncontrolling interests in Silver State, Star Moon Holdings, Emerald Breeze and Sunlight Renewables Holdings	(7)	(5)	(80)	(60)
Gains on disposal of businesses/assets – net	—	—	(9)	(13)
Equity in losses (earnings) of non-economic ownership interests	—	(2)	3	(18)
Depreciation and interest expense included within equity in earnings of equity method investees	4	5	30	35
Discontinued operations	—	38	115	105
Other	2	5	9	(9)
Adjusted EBITDA	$396	$483	$1,878	$1,959
Tax credits(a)	(216)	(241)	(734)	(817)
Cash interest paid	(44)	(45)	(262)	(217)
Payments to Class B noncontrolling investors	(14)	(26)	(83)	(92)
Payments to tax equity investors	(5)	(16)	(33)	(41)
Capital maintenance and other	(6)	(3)	(20)	(10)
Free cash flow before growth	$111	$152	$746	$782
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(a)    Includes the removal of the pre-tax allocation of production and investment tax credits to tax equity investors less proceeds from tax equity investors, the pre-tax adjustment for production and investment tax credits earned by XPLR Infrastructure and amortization of CITC.

XPLR INFRASTRUCTURE, LP
CONDENSED CONSOLIDATED BALANCE SHEETS
(millions)
(unaudited)
PRELIMINARY

	December 31,
	2025	2024
ASSETS
Current assets:
Cash and cash equivalents	$960	$283
Accounts receivable	102	105
Other receivables	93	86
Due from related parties	43	148
Inventory	103	108
Other	121	130
Total current assets	1,422	860
Other assets:
Property, plant and equipment – net	15,366	14,555
Intangible assets – PPAs – net	1,648	1,817
Goodwill	—	253
Investments in equity method investees	625	631
Assets held for sale	—	1,153
Other	534	1,023
Total other assets	18,173	19,432
TOTAL ASSETS	$19,595	$20,292
LIABILITIES AND EQUITY
Current liabilities:
Accounts payable and accrued expenses	$58	$65
Due to related parties	498	159
Current portion of long-term debt	762	705
Accrued interest	103	46
Accrued property taxes	29	32
Other	118	80
Total current liabilities	1,568	1,087
Other liabilities and deferred credits:
Long-term debt	5,440	4,609
Asset retirement obligations	373	366
Due to related parties	93	43
Intangible liabilities – PPAs – net	1,034	1,121
Other	188	200
Total other liabilities and deferred credits	7,128	6,339
TOTAL LIABILITIES	8,696	7,426
COMMITMENTS AND CONTINGENCIES
EQUITY
Common units (94.0 and 93.5 units issued and outstanding, respectively)	3,195	3,221
Accumulated other comprehensive loss	(5)	(6)
Noncontrolling interests	7,709	9,651
TOTAL EQUITY	10,899	12,866
TOTAL LIABILITIES AND EQUITY	$19,595	$20,292

XPLR INFRASTRUCTURE, LP
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(millions)
(unaudited)
PRELIMINARY

	Years Ended December 31,
	2025	2024
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(436)	$(411)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	564	550
Intangible amortization – PPAs	83	82
Change in value of derivative contracts	185	(91)
Deferred income taxes	(42)	1
Equity in earnings of equity method investees, net of distributions received	29	73
Equity in earnings (losses) of non-economic ownership interests, net of distributions received	16	3
Gains on disposal of businesses/assets – net	(9)	(13)
Goodwill impairment charge	253	575
Other – net	32	17
Changes in operating assets and liabilities:
Current assets	7	(17)
Noncurrent assets	1	(13)
Current liabilities	26	45
Noncurrent liabilities	30	(1)
Net cash provided by operating activities	739	800
CASH FLOWS FROM INVESTING ACTIVITIES
Capital expenditures and other investments	(958)	(241)
Proceeds from sale of equity method investments	1,139	—
Payments from (to) related parties under CSCS agreement – net	116	1,384
Distributions from non-economic ownership interests	309	—
Reimbursements from related parties for capital expenditures	—	66
Other – net	24	27
Net cash provided by investing activities	630	1,236
CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from issuance of common units – net	4	3
Issuances of long-term debt, including premiums and discounts	3,448	354
Retirements of long-term debt	(2,503)	(1,345)
Debt issuance costs	(73)	(2)
Partner contributions	50	63
Partner distributions	(421)	(816)
Payments to Class B noncontrolling interest investors	(86)	(92)
Buyout of Class B noncontrolling interest investors	(1,150)	(254)
Proceeds from differential membership investors	178	173
Payments to differential membership investors	(34)	(59)
Buyout of differential membership investors	(75)	(16)
Other – net	(12)	(11)
Net cash used in financing activities	(674)	(2,002)
NET INCREASE IN CASH, CASH EQUIVALENTS, AND RESTRICTED CASH	695	34
CASH, CASH EQUIVALENTS AND RESTRICTED CASH – BEGINNING OF YEAR	328	294
CASH, CASH EQUIVALENTS AND RESTRICTED CASH – END OF YEAR	$1,023	$328